Exhibit 2.9.11


                    ADDENDUM 3 TO CONVERTIBLE LOAN AGREEMENT


         THIS ADDENDUM 3 TO CONVERTIBLE LOAN AGREEMENT (this "Addendum") dated as of November 18, 2003 ("Effective Date"), is by and between Commtouch Software Ltd., an Israeli corporation ("Commtouch"), and the lenders signing below (each, a "Lender", and collectively, the "Lenders").

         WHEREAS, Commtouch and the Lenders previously executed the Convertible Loan Agreement on January 29, 2003 and amended the agreement on March 28, 2003 and May 15, 2003 by way of Addendum 1 and Addendum 2, respectively ("Agreement"); and

         WHEREAS, the parties are interested at this time in effecting a Conversion of the Loan;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.  Conversion

Provided shareholders approve this transaction as set out in the proxy statement for the December 26, 2003 annual general meeting, then pursuant to Section 3 of each Promissory Note held by each of the undersigned Lenders (hereinafter "Converting Lenders"), the Converting Lenders, constituting a Lender Majority, on the Effective Date of this Addendum will be deemed to have effected a Conversion of the Loan plus interest accumulated on the Loan up to the Effective Date. This Addendum shall be deemed a Conversion Notice, as defined under the Agreement. As a result thereof, Commtouch shall (i) cause its transfer agent to issue the Ordinary Shares listed in Column A next to each Converting Lender's name on Appendix "A" hereto and (ii) issue Warrants on the accumulated interest, in accordance with the terms of the Agreement, being 100% warrant coverage, with 1/3 exercisable at each of $0.25, $0.33 and $0.50, in the amounts and at the prices set forth in Column C next to each Converting Lender's name on Appendix "A".


2. Warrants Exercise

         Provided shareholders approve this transaction as set out in the proxy statement for the December 26, 2003 annual general meeting, the Converting Lenders agree to exercise the number of warrants at the exercise price(s) set forth in Column E next to each Converting Lender's name on Appendix "A" hereto by providing a warrant exercise notice and payment of the exercise price to Commtouch within five (5) business days following the shareholder approval.

3. Additional Interest Payment

a) In consideration of Converting Lenders actions described in Sections 1 and 2 above, Commtouch agrees to pay additional interest equal to 7.5% of the Loan Amount by way of a share issuance based on a Conversion as described in Section 1 above. In particular, Commtouch shall (i) cause its transfer agent to issue the Ordinary Shares listed in Column B next to each Converting Lender's name on Appendix "A" hereto and (ii) issue Warrants on the aforementioned additional interest, being 100% warrant coverage, with 1/3 exercisable at each of $0.25, $0.33 and $0.50, in accordance with the terms of the Agreement, in the amounts and at the prices set forth in Column D next to each Converting Lender's name on Appendix "A".

b) For certainty, the Agreement contemplated 100% warrant coverage for principal and interest. The increase in interest payable, contemplated by this Addendum will result in an increased number of shares available on conversion, and therefore an equally increased number of warrants, as set out in Column B and Column D of Appendix "A".

4. Registration Statement

a) With the execution of this Addendum by Commtouch and a Lender Majority, Commtouch shall immediately begin preparing a registration statement covering the Ordinary Shares and Ordinary Shares underlying Warrants listed in Appendix "A" hereto plus all shares that may be issued upon future exercise of remaining Warrants held by Converting Lenders, and will work diligently to have the registration statement filed with the SEC and declared effective, all in accordance with Section 7 of the Agreement. Commtouch shall be entitled to aggregate in one registration statement the Converting Lenders' shareholding interests described above with those of investors under the agreements entered into by Commtouch with certain investors on July 10, 2003 and July 29, 2003, as well as with shareholding interests in Commtouch held by any other parties that may require registration. Once the registration statement becomes effective, the lenders may at any time resell their shares registered thereunder on the open market.

b) The registration will register the total number of warrants lenders possess, not just those exercised pursuant to this Addendum, so investors will be free thereafter to exercise and sell at their discretion.

c) If (a) the Registration Statement is not filed by the Company within 60 days from the date of signing by the Lender Majority, (b) the Registration Statement is not declared effective by the Commission within 120 days from the date of signing by the Lender Majority, (c) such Registration Statement is not maintained as effective by the Company for 36 months as from the date of signing by the Lender Majority, or (d) NASDAQ approval (if required) is not obtained, (each a "Registration Default"), and the reason for any one of the above occurrences is not an event of Force Majeure, then the Company will pay each Investor (pro-rata on a monthly basis), for each Registration Default then in effect, as liquidated damages and not as a penalty, during any period in which a Registration Default is occurring, 5% (five percent) per calendar month or portion thereof of (i) the aggregate principal plus interest owed to the Investor for the Securities, and (ii) the value of any outstanding Warrants (valued at the difference between the average volume weighted average price [based on a trading day from 9:30 a.m. to 4:00 p.m.] on the NASDAQ SmallCap Market as reported by Bloomberg Financial LP using the AQR function [i.e. volume weighted average quote recap] for the Ordinary Shares for each Trading Day (the "VWAP") during the applicable month and the exercise price multiplied by the number of Warrant Shares the Warrants are exercisable into, but in no case less than zero), held by such Investor until such corresponding Registration Default no longer exists ("Liquidated Damages"). Such payment of the Liquidated Damages shall be made to the Investor upon 5 Trading Days' irrevocable notice to the Investor, in cash or registered Ordinary Shares (based on the average of the closing sale prices of an Ordinary Share during the 5 Trading Days immediately following such irrevocable notice by the Company of such issuance), on the last day of each month during which a Registration Default occurred or was continuing, without demand therefor by the Investor; provided, however, that the payment of the Liquidated Damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. Provided however that in no event shall the amount of Liquidated Damages payable hereunder to any Investor exceed 45% (forty-five percent) of the Purchase Price paid by that Investor. And provided however that the Company retains the discretion whether to pay such Liquidated Damages in cash or registered Ordinary Shares. To the extent that the issuance of Ordinary Shares that are registered as Liquidated Damages is subject to the same delay, notwithstanding the above monthly requirement for payment, the Company may deliver to the Investor such shares as soon as they become registered.

5. General

    a. Terms used herein shall have the same meaning as ascribed to such terms in the Agreement.

    b. Subject to s.4(a), this Addendum and the performance hereunder is conditioned on receipt of shareholder approval at the upcoming annual meeting of December 26, 2003.

    c. Except to the extent amended hereby, the terms and conditions of the Agreement shall remain in full force and effect as between the parties hereto throughout the term of the Agreement.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the Effective Date by their respective authorized representatives.

COMMTOUCH SOFTWARE LTD.

By: ________________                By: _______________
Title: _______________              Title:______________

LENDERS:


AxcessNet Resources LLC                                    Yona Hollander
By: ____________________________                           By: ____________________________
Title: _________________________                           Title: _________________________



Bert Amato
By: ____________________________
Title: _________________________


Compugen Systems Ltd.                                      Delta Capital Investments Ltd.
By: ____________________________                           By: ____________________________
Title: _________________________                           Title: _________________________


KKB Ventures LLC                                           Lloyd E. Shefsky
By: ____________________________                           By: ____________________________
Title: _________________________                           Title: _________________________

XDL Capital Corp. (as lender and not as Collateral Agent)  OZF Ltd.
By: ____________________________                           By: ____________________________
Title: _________________________                           Title: _________________________

Edward B. Roberts                                          Clarenville Ltd.
By: ____________________________
Title: _________________________                           By: ____________________________
                                                           Title: _________________________
LENE L.P.
By: ____________________________
Title: _________________________


                                  APPENDIX "A"

                          Column A       Column B          Column C              Column D              Column E
Lenders' Names and        Ordinary       Ordinary          Warrants to be        Warrants              Warrants
Addresses                 Shares to be   Shares            issued on             to be                 to be
                          issued         to be issued      accumulated           issued on             exercised by
                          following      following         interest on           additional            Converting
                          Conversion     conversion of     Loan (and             7.5%                  Lenders
                          Loan  and      Additional        exercise              interest (and         (and
                          Accumulated    7.5%              (and                  exercise              exercise
                          Interest       Interest          prices)               prices)               prices)

AxcessNet                 842,433        60,000            14,145@$0.25          20,000@$0.25          150,406@$0.25
Resources LLC.            -------        ------            ------------          ------------          -------------
1050 Winter Street
(Suite  2400),                                             14,144@$0.33          20,000@$0.33          150,406@$0.33
Waltham, MA 02451                                          ------------          ------------          -------------
Tel: (781)466-8888;
Fax:(781)466-8822;                                         14,144@$0.50          20,000@$0.50          150,405@$0.50
Email:eyal@axcess-net.com                                  ------------          ------------          -------------


Bert Amato                422,795        30,000            7,599@$0.25           10,000@$0.25          75,467@$0.25
364 Glencairn Avenue      -------        ------            ------------          ------------          -------------
Toronto, Ontario
M5N 1V1                                                    7,598@$0.33           10,000@$0.33          75,466@$0.33
Phone: (416) 488-9459                                      -----------           ------------          ------------
Fax:(416) 484-1409
Email: bamato@sympatico.ca                                 7,598@$0.50           10,000@$0.50          75,466@$0.50
                                                           -----------           ------------          ------------

Compugen Systems Ltd.     528,493        37,500            9,498@$0.25           12,500@$0.25          94,333@$0.25
25 Leek Crescent          -------        ------            -----------           ------------          ------------
Richmond Hill, ON
Canada L4B 4B3                                             9,498@$0.33           12,500@$0.33          94,333@$0.33
tel: 905 707-2050,                                         -----------           ------------          ------------
1-800-387-5045;
fax: (905) 707-2020                                        9,497@$0.50           12,500@$0.50          94,332@$0.50
Email: hzarek@compugen.com                                 -----------           ------------          ------------



                          Column A       Column B          Column C              Column D              Column E

Delta Capital             211,397        15,000            3,799@$0.25           5,000@$0.25           37,733@$0.25
Investments Ltd.          -------        ------            -----------           -----------           ------------
37-41 Bedford Row
London, WC1R4JH                                            3,799@$0.33           5,000@$0.33           37,733@$0.33
Fax 44-20-76112396                                         -----------           -----------           ------------
Email: delta51@attglobal.net
Attn: David Teacher                                        3,799@$0.50           5,000@$0.50           37,733@$0.50
                                                           -----------           -----------           ------------


KKB Ventures LLC          1,061,370      75,000            20,457@$0.25          25,000@$0.25          189,396@$0.25
Attn: Ken Casey           ---------      ------            ------------          ------------          -------------
285 Musketaquid Rd.
Concord, Ma.  01742                                        20,457@$0.33          25,000@$0.33          189,395@$0.33
Tel: 617 320-9764                                          ------------          ------------          -------------
Fax: none
Email: kfcasey@hotmail.com                                 20,456@$0.50          25,000@$0.50          189,395@$0.50
                                                           ------------          ------------          -------------


XDL Capital Corp.         905,852        64,500            15,284@$0.25          21,500@$0.25          161,726@$0.25
30 St. Clair Avenue       -------        ------            ------------          ------------          -------------
West, Ste. 901,
Toronto,  M4V 3A1                                          15,284@$0.33          21,500@$0.33          161,726@$0.33
Attn: David Latner,  ASO                                   ------------          ------------          -------------
& Dennis Bennie
Tel:416-250-1990                                           15,284@$0.50          21,500@$0.50          161,725@$0.50
fax:416-250-6330                                           ------------          ------------          -------------
Email:  dbennie@xdl.com;
dlatner@xdl.com


Edward B. Roberts         317,095        22,500            5,699@$0.25           7,500@$0.25           56,600@$0.25
David Sarnoff Professor   -------        ------            -----------           -----------           ------------
of the Management of
Technology                                                 5,698@$0.33           7,500@$0.33           56,599@$0.33
MIT   Sloan   School  of                                   -----------           -----------           ------------
Management
300 Boylston St.                                           5,698@$0.50           7,500@$0.50           56,599@$0.50
Boston, MA 02116                                           -----------           -----------           ------------
Tel: 617-482-0671
Fax: 617-426-9107
Email: eroberts@mit.edu






                          Column A       Column B          Column C              Column D              Column E

LENE L.P.                 211,397        15,000            3,799@$0.25           5,000@$0.25           37,733@$0.25
c/o  Lloyd  E.  Shefsky,  -------        ------            -----------           -----------           ------------
General Partner
444 N. Michigan Ave.                                       3,799@$0.33           5,000@$0.33           37,733@$0.33
Chicago, IL 60611                                          -----------           -----------           ------------
Tel: 312-836-4001
Fax: 312-527-9931                                          3,799@$0.50           5,000@$0.50           37,733@$0.50
Email:                                                     -----------           -----------           ------------
leshefsky@shefskyltd.com


Yona Hollander            84,559         6,000             1,520@$0.25           2,000@$0.25           15,094@$0.25
19261 Phil Lane           ------         -----             -----------           -----------           ------------
Cupertino, CA 95014
Tel: 408-996-1579                                          1,520@$0.33           2,000@$0.33           15,094@$0.33
Fax: 408 467 4601                                          -----------           -----------           ------------
yhollander@entercept.com
                                                           1,519@$0.50           2,000@$0.50           15,093@$0.50
                                                           -----------           -----------           ------------


Lloyd E. Shefsky          104,822        7,500             1,608@$0.25           2,500@$0.25           18,721@$0.25
444 N. Michigan Ave.      -------        -----             -----------           -----------           ------------
Chicago, IL 60611
Tel: 312-836-4001                                          1,607@$0.33           2,500@$0.33           18,720@$0.33
Fax: 312-527-9931                                          -----------           -----------           ------------
Email:
leshefsky@shefskyltd.com                                   1,607@$0.50           2,500@$0.50           18,720@$0.50
                                                           -----------           -----------           ------------



OZF Ltd.                  377,359        27,000            5,787@$0.25           9,000@$0.25           67,394@$0.25
Tropic Isle Building      -------        ------            -----------           -----------           ------------
Wickhams  Cay,
P.O. Box 964                                               5,786@$0.33           9,000@$0.33           67,393@$0.33
Road Town, Tortola,                                        -----------           -----------           ------------
British Virgin Islands
c/o Tis  Prager,  Prager                                   5,786@$0.50           9,000@$0.50           67,393@$0.50
Dreifuss,                                                  -----------           -----------           ------------
Muehlebachstr. 6,
CH-8008 Zurich,
Switzerland
Fax:  +41 1 254 55 99
Email:
mail@prager-dreifuss.com






                          Column A       Column B          Column C              Column D              Column E

Clarenville Ltd.          209,644        15,000            3,215@$0.25           5,000@$0.25           37,441@$0.25
Nora Court 86, CY-3040    -------        ------            -----------           -----------           ------------
Athinon Street
Limassol, Cyprus                                           3,215@$0.33           5,000@$0.33           37,441@$0.33
Attn: Shlomo Weintraub                                     -----------           -----------           ------------
Tel: +1 408 666 8201
Fax: +1 408 255 7420                                       3,214@$0.50           5,000@$0.50           37,440@$0.50
Email:                                                     -----------           -----------           ------------
shlomowein@yahoo.com;
simon@capital-inv.com
Attn: Mr. Elikos Elia
Tel: 357 2 5555000
Fax: 357 2 5555001
Email:
elikos.elia@cy.pwc.com

